Highbury Financial Inc. Financial and Operating Results
for the Second Quarter and First Half of 2007

Company Reports Basic EPS of $0.10 and Basic Cash EPS of $0.13;
Diluted EPS of $0.07 and Diluted Cash EPS of $0.10 for the Second Quarter

Denver, Colorado, August 9, 2007 — Highbury Financial Inc. (OTCBB: HBRF) today reported its financial and operating results for the three months and six months ended June 30, 2007.

Net Income for the second quarter of 2007 was $927,377, compared to $194,082 for the second quarter of 2006. Cash Net Income was $1,221,311 for the second quarter of 2007, compared to $194,082 for the second quarter of 2006. Basic and diluted Cash Net Income per share (“Cash EPS”) for the second quarter of 2007 were $0.13 and $0.10, respectively, compared to $0.02 and $0.02, respectively, for the second quarter of 2006, prior to Highbury’s acquisition of the U.S. mutual fund business of ABN AMRO. Basic and diluted earnings per share for the second quarter of 2007 were $0.10 and $0.07, respectively, compared to $0.02 and $0.02, respectively, for the same period of 2006. (Cash Net Income is defined in the attached tables.)

For the second quarter of 2007, revenue was $10.6 million, compared to zero for the second quarter of 2006. Adjusted EBITDA for the second quarter of 2007 was $1,615,014, compared to $306,897 for the same period of 2006. (Adjusted EBITDA is defined in the attached tables.)

For the six months ended June 30, 2007, Cash Net Income was $2,456,042, and Adjusted EBITDA was $3,198,709. For the same period, Net Income was $1,902,276, on revenue of $21.7 million. For the six months ended June 30, 2006, Cash Net Income was $291,237, and Adjusted EBITDA was $461,247. For the same period, Net Income was $291,237, on revenue of zero.

As of June 30, 2007, Highbury had approximately $5.2 billion of total assets under management, compared to approximately $5.4 billion as of March 31, 2007. As of June 30, 2007, mutual fund assets under management were approximately $5.1 billion, compared to approximately $5.2 billion as of March 31, 2007, a decline of approximately 3%. This decline resulted from net client cash outflows, which represent aggregate contributions from new and existing clients less withdrawals, of $446 million, offset by market appreciation of $307 million. During the three months ended June 30, 2007, separate account assets under management declined from $206 million to $136 million.

Since the consummation of the acquisition of the U.S. mutual fund business of ABN AMRO in November 2006, Aston has created five new equity mutual funds. The Aston/Optimum Large Cap Opportunity Fund opened in December 2006, and the Aston/River Road Small-Mid Cap Fund opened in March 2007. In August 2007, the Aston/Neptune International Fund, the Aston/Resolution Global Equity Fund and the Aston/ABN AMRO Global Real Estate Fund commenced operations. In addition, Aston is in discussions with existing sub-advisers and additional investment management firms to create a variety of new mutual funds.  The investment styles of these funds, if created, may include international equities and large, mid and small cap U.S. equities.

Richard S. Foote, President and Chief Executive Officer, stated, “In the second quarter of 2007, Highbury’s weighted average assets under management totaled approximately $5.3 billion with a weighted average fee basis of 0.82%. For the first six months of 2007, Highbury’s weighted average assets under management totaled approximately $5.4 billion with a weighted average fee basis of 0.81%. We expect Highbury’s 2007 Adjusted EBITDA to be 18.2% of affiliate revenue less holding company expenses.  As of June 30, 2007, Highbury had cash and equivalents, short-term investments and marketable securities of $11.9 million and no debt outstanding.  Additionally, Highbury has substantial senior and subordinated term debt capacity. This debt capacity and our expected after-tax free cash flow support our strategy of providing permanent capital solutions to mid-sized investment management firms.”

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. We pursue acquisition opportunities and seek to establish accretive partnerships with high quality investment management firms. Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by management team, asset class, investment style, distribution channel, and client type. We intend to fund acquisitions with retained net income or the issuance of debt or equity.

Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of advised or sponsored investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Highbury; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (12) the ability to attract and retain highly talented professionals; and (13) the impact of changes to tax legislation and, generally, the tax position of Highbury.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Highbury Financial Inc.
Financial Highlights
	Three Months	Three Months
	Ended	Ended
	June 30, 2007	June 30, 2006

Revenue	$10,616,247	$—

Net Income	$927,377	$194,082

Cash Net Income (1)	$1,221,311	$194,082

Adjusted EBITDA (2)	$1,615,014	$306,897

Average shares outstanding - basic	9,527,000	9,635,000

Earnings per share - basic	$0.10	$0.02

Average shares outstanding - diluted	12,811,342	9,635,000

Earnings per share - diluted	$0.07	$0.02

	Six Months	Six Months
	Ended	Ended
	June 30, 2007	June 30, 2006

Revenue	$21,671,433	$—

Net Income	$1,902,276	$291,237

Cash Net Income (1)	$2,456,042	$291,237

Adjusted EBITDA (2)	$3,198,709	$461,247

Average shares outstanding - basic	9,527,000	8,502,722

Earnings per share - basic	$0.20	$0.03

Average shares outstanding - diluted	12,163,667	8,502,722

Earnings per share - diluted	$0.16	$0.03

Highbury Financial Inc.
Financial Highlights

	June 30, 2007	December 31, 2006

Cash and equivalents, short-term investments and marketable securities	$11,949,824	$6,248,705

Senior debt	$—	$—

Senior convertible debt	$—	$—

Mandatory convertible securities	$—	$—

Other long term obligations	$678,884	$—

Stockholders’ equity	$46,131,055	$44,228,779

Highbury Financial Inc.
Average Shares Outstanding
	Three Months	Three Months
	Ended	Ended
	June 30, 2007	June 30, 2006

Average shares outstanding - basic	9,527,000	9,635,000
Dilutive impact of warrants	3,284,342	—
Average shares outstanding - diluted	12,811,342	9,635,000

	Six Months	Six Months
	Ended	Ended
	June 30, 2007	June 30, 2006

Average shares outstanding - basic	9,527,000	8,502,722
Dilutive impact of warrants	2,636,667	—
Average shares outstanding - diluted	12,163,667	8,502,722

 Highbury Financial Inc.
Reconciliations of Performance and Liquidity Measures
	Three Months	Three Months
	Ended	Ended
	June 30, 2007	June 30, 2006

Net Income	$927,377	$194,082
Intangible amortization	—	—
Intangible-related deferred taxes	248,575	—
Affiliate depreciation	45,359	—
Other non-cash expenses	—	—
Cash Net Income (1)	$1,221,311	$194,082

Net Income	$927,377	$194,082
Income tax expense	642,278	112,815
Interest expense	—	—
Intangible amortization	—	—
Depreciation and other amortization	45,359	—
Other non-cash expenses	—	—
Adjusted EBITDA (2)	$1,615,014	$306,897

Cash flow from operations	$1,631,890	$(456,049)
Interest expense	—	—
Current income tax provision	390,698	188,687
Changes in operating assets and liabilities	(407,574)	574,259
Changes in minority interest	—	—
Adjusted EBITDA (2)	$1,615,014	$306,897

	Six Months	Six Months
	Ended	Ended
	June 30, 2007	June 30, 2006

Net Income	$1,902,276	$291,237
Intangible amortization	—	—
Intangible-related deferred taxes	473,543	—
Affiliate depreciation	80,223	—
Other non-cash expenses	—	—
Cash Net Income (1)	$2,456,042	$291,237

Net Income	$1,902,276	$291,237
Income tax expense	1,216,210	170,010
Interest expense	—	—
Intangible amortization	—	—
Depreciation and other amortization	80,223	—
Other non-cash expenses	—	—
Adjusted EBITDA (2)	$3,198,709	$461,247

Cash flow from operations	$4,072,137	$(625,462)
Interest expense	—	—
Current income tax provision	736,942	298,185
Changes in operating assets and liabilities	(1,397,271)	788,524
Changes in minority interest	(213,099)	—
Adjusted EBITDA (2)	$3,198,709	$461,247

Highbury Financial Inc.
Consolidated Balance Sheets
	June 30, 2007	December 31, 2006

Current assets:
Cash and equivalents	$8,485,559	$6,248,705
Short-term investments	3,065,503	-
Marketable securities	398,762	-
Accounts receivable	3,343,622	3,646,422
Prepaid expenses	74,093	221,220
Other current assets	-	13,670
Total current assets	15,367,539	10,130,017

Fixed assets	1,200,384	573,534
Accumulated depreciation	(80,223)	-
Net fixed assets	1,120,161	573,534

Identifiable intangibles	26,753,000	26,753,000
Goodwill	9,673,412	9,673,412
Deferred income taxes	-	87,276
Other long term assets	151,015	150,000

Total assets	$53,065,127	$47,367,239

Current liabilities:
Accounts payable and accrued expenses	$4,632,705	$2,269,470
Income taxes payable	390,491	242,089
Deferred income taxes	391,992	-
Total current liabilities	5,415,188	2,511,559

Deferred rent	678,884	-
Total liabilities	6,094,072	2,511,559

Commitments and contingencies	-	-

Minority interest (3)	840,000	626,901

Stockholders' equity:
Preferred stock, $0.0001 par value, authorized 1,000,000
shares; none issued	-	-
Common stock, $0.0001 par value, authorized 50,000,000
shares; issued and outstanding 9,527,000 shares	953	953
Additional paid-in capital	56,693,484	56,693,484
Retained income (deficit)	(10,563,382)	(12,465,658)
Total stockholders' equity	46,131,055	44,228,779

Total liabilities and stockholders' equity	53,065,127	$47,367,239

Highbury Financial Inc.
Consolidated Statements of Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenue	$10,616,247	$-	$21,671,433	$-

Operating expenses:
Distribution and sub-advisory costs	(5,030,615)	-	(10,256,739)	-
Compensation and related expenses	(1,985,660)	-	(3,314,424)	-
Amortization of intangible assets	-	-	-	-
Depreciation and other amortization	(45,359)	-	(80,223)	-
Other operating expenses	(1,161,113)	(170,521)	(2,571,213)	(260,674)
Total expenses	(8,222,747)	(170,521)	(16,222,599)	(260,674)
Operating income / (loss)	2,393,500	(170,521)	5,448,834	(260,674)

Non-operating income:
Interest income	122,453	3,376	206,774	3,376
Investment income	45,694	474,042	50,694	718,545
Total non-operating income	168,147	477,418	257,468	721,921

Income before minority interest	2,561,647	306,897	5,706,362	461,247

Minority interest (3)	(991,992)	-	(2,587,816)	-

Income before provision for income taxes	1,569,655	306,897	3,118,486	461,247

Provision for income taxes:
Current	(390,698)	(188,687)	(736,942)	(298,185)
Deferred - Intangible-related	(248,575)	-	(473,543)	-
Deferred - Other	(3,005)	75,872	(5,725)	128,175
Total income taxes	(642,278)	(112,815)	(1,216,210)	(170,010)

Net income for the period	$927,377	$194,082	$1,902,276	$291,237

Weighted average shares outstanding, basic	9,527,000	9,635,000	9,527,000	8,502,722
Net income per share, basic	$0.10	$0.02	$0.20	$0.03

Weighted average shares outstanding, diluted	12,811,342	9,635,000	12,163,667	8,502,722
Net income per share, diluted	$0.07	$0.02	$0.16	$0.03

Highbury Financial Inc.
Consolidated Statements of Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Cash flows from operating activities:
Net income for the period	$927,377	$194,082	$1,902,276	$291,237

Adjustments to reconcile net income to
net cash used in operating activities:
(Increase) / decrease in deferred taxes	251,580	(75,872)	479,268	(128,175)
Depreciation and other amortization	45,359	-	80,223	-
Minority interest	991,992	-	2,587,816	-

Changes in operating assets and liabilities:
(Increase) / decrease in trust account	-	(290,882)	-	(601,340)
(Increase) / decrease in short-term investments	(1,550,897)	-	(3,065,503)	-
(Increase) / decrease in marketable securities	(45,694)	-	(50,694)	-
(Increase) / decrease in accounts receivable	259,938	-	302,800	-
(Increase) / decrease in prepaid expenses	54,457	26,108	147,127	(105,355)
(Increase) / decrease in other current assets	-	-	13,670	-
(Increase) / decrease in other long term assets	(338)	-	(1,015)	-
Increase / (decrease) in accounts payable and accrued expenses	535,487	(315,012)	1,158,144	(262,809)
Increase / (decrease) in deferred interest	-	46,840	-	112,795
Increase / (decrease) in income taxes payable	74,158	(41,313)	148,402	68,185
Increase / (decrease) in deferred rent	88,471	-	156,524	-
Increase / (decrease) in minority interest	-	-	213,099	-
Net cash used in operating activities	1,631,890	(456,049)	4,072,137	(625,462)

Cash flows from investing activities:
Cash held in trust account	-	-	-	(43,289,567)
Purchase of investments	(400,000)	-	(1,400,010)	-
Sale of Investment	1,051,942	-	1,051,942	-
Purchase of acquisition	-	-	-	-
Receipt of cash for working capital in acquisition	-	-	-	-
Payment of cost of acquisition	-	-	-	-
Capital expenditures	(22,567)	-	(104,490)	-
Net cash used in investing activities	629,375	-	(452,558)	(43,289,567)

Cash flows from financing activities:
Distributions paid to minority interest holders	(1,382,725)	-	(1,382,725)	-
Proceeds from sale of shares of common stock and warrants	-	-	-	47,460,000
Proceeds from issuance of option	-	-	-	100
Payments of notes payable, stockholders	-	-	-	(70,000)
Payment of costs of public offering	-	-	-	(2,944,987)
Net cash provided by financing activities	(1,382,725)	-	(1,382,725)	44,445,113

Net increase in cash	878,540	(456,049)	2,236,854	530,084
Cash at beginning of period	7,607,019	1,023,035	6,248,705	36,902
Cash at end of period	$8,485,559	$566,986	$8,485,559	$566,986

Supplemental schedule of non-cash financing and investing activities:
Accrual of costs of public offering	$-	$496,379	$-	$756,965
Accrual of acquisition costs	-	-	-	673,333
Deferred rent and leasehold improvements recorded in connection with construction allowance	-	-	522,360	-

Supplemental disclosure of cash flow information:
Cash paid for taxes	$316,539	$230,000	$588,539	$232,146

Highbury Financial Inc.
Notes

(1)
As supplemental information, we provide a non-GAAP performance measure that we refer to as Cash Net Income. This measure is provided in addition to, but not as a substitute for, GAAP Net Income. Cash Net Income means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) deferred taxes related to intangible assets, plus (d) affiliate depreciation, plus (e) other non-cash expenses. We consider Cash Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of our interest in our affiliated investment management firm. Cash Net Income is not a measure of financial performance under GAAP and, as calculated by us, may not be consistent with computations of Cash Net Income by other companies. Cash Net Income is used by our management and board of directors as a performance benchmark.

Since our acquired assets do not generally depreciate or require replacement by us, and since they generate deferred tax expenses that are unlikely to reverse, we add back these non-cash expenses to Net Income to measure operating performance. We will add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) that we do not amortize but which generates tax deductions is added back, because these accruals would be used only in the event of a future sale of Aston or an impairment charge, which we consider unlikely. We will add back the portion of consolidated depreciation expense incurred by Aston because under Aston’s operating agreement we are not required to replenish these depreciating assets. We also add back expenses that we incur for financial reporting purposes for which there is no corresponding cash expense because such expenses cause our Net Income to be understated relative to our ability to generate cash flow to service debt, if any, finance accretive acquisitions, and repurchase securities, if appropriate.

(2)
As supplemental information, we provide information regarding Adjusted EBITDA, a non-GAAP liquidity measure. This measure is provided in addition to, but not as a substitute for, cash flow from operations. Adjusted EBITDA means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation, plus (e) other non-cash expenses, plus (f) income tax expense. This definition of Adjusted EBITDA is consistent with the definition of EBITDA used in our credit facility. Adjusted EBITDA, as calculated by us, may not be consistent with computations of Adjusted EBITDA by other companies. As a measure of liquidity, we believe that Adjusted EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements. We provide this non-GAAP measure because our management uses this information when analyzing the Company’s financial position.

(3)
Minority interest on the Company’s income statement represents the profits or losses allocated to the Aston management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by the Aston management.